Exhibit 99.2

JATT III Acquisition Corp Announces Closing of $69,000,000 Initial Public Offering

Westfield, New Jersey, United States, August 27, 2026 (GLOBE NEWSWIRE)

JATT III Acquisition Corp (the “Company”) announced the closing of its initial public offering of 6,900,000 ordinary shares at an offering price of $10.00 per ordinary share on August 27, 2026, which includes 900,000 additional ordinary shares issued pursuant to the full exercise of the underwriters’ over-allotment option. Total gross proceeds from the offering were $69,000,000 before deducting underwriting discounts and commissions and other offering expenses payable by the Company.

The ordinary shares began trading on the Nasdaq Global Market (“NASDAQ”) under the ticker symbol “JTTT” on August 26, 2026.

Guggenheim Securities, LLC acted as sole book-running manager.

AI Biotechnology LLC, an affiliate of Access Industries, Inc. and Vianti Capital Fund I, L.P. have indicated non-binding interests to participate in a private placement that may occur concurrently with the consummation of the Company’s initial business combination.

The offering included participation from Adage Capital Partners, L.P., ADAR1 Capital, Affinity Asset Advisors, LLC, Columbia Threadneedle Investments, Deep Track Capital, Great Point Partners, LLC, Janus Henderson Investors, Nantahala Capital, RA Capital Management, Sirenia Capital Management LP and Squadron Capital Management LLC and other institutional investors.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 25, 2026. The public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from Guggenheim Securities, LLC, Attn: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About JATT III Acquisition Corp

JATT III Acquisition Corp is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. While the Company may pursue an initial business combination in any business or industry, the Company intends to focus its search on healthcare and healthcare-related businesses, with a primary emphasis on biotechnology and broader life sciences. In particular, the Company intends to seek businesses that can benefit from the clinical, scientific, operational, strategic and capital markets experience of the management team and board of directors and, in many cases, from access to the public markets as a means of funding continued development, executing strategic transactions and increasing visibility with investors and potential partners. The Company expects to focus particularly, though not exclusively, on businesses applying data-driven approaches, including machine learning, computational biology, structure-based drug design and related technologies, to improve the therapeutic discovery and development process. The Company is sponsored by JATT Ventures III L.P. and is led by Dr. Someit Sidhu, Chief Executive Officer and Chairman of the Board, and Nicholas Fernandez, Chief Financial Officer. The Company’s Board of Directors also includes Verender S. Badial, Dr. Arjun Goyal, Dr. Jonathon Kluft and Christopher Staral, bringing extensive experience across biotechnology investing, company architecture, and public and private capital markets. Learn more at www.jattacquisition.com.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of JATT III Acquisition Corp, including those set forth in the Risk Factors section of JATT III Acquisition Carp’s registration statement and prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. JATT III Acquisition Corp undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Nicholas Fernandez

Chief Financial Officer

153 Central Avenue C/O 56 Westfield, NJ 07091

201-688-0364